EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and Forms F-3 as listed below, of The News Corporation Limited of our report dated June 22, 2004, of the Investment Plan for Former Chris-Craft/UTV Employees:

Registration Form	File No.
Form S-8	333-51434
Form F-3	333-06896
Form F-3	333-08246
Form F-3	333-13556
Form F-3	333-106837

/s/    BDO SEIDMAN, LLP

Los Angeles, California

June 22, 2004